Exhibit 99.1

ORIC Pharmaceuticals Reports Second Quarter 2022

Financial Results and Operational Update

Three ongoing single agent Phase 1 programs, ORIC-533 in multiple myeloma,

ORIC-114 in EGFR/HER2 cancers, and ORIC-944 in prostate cancer, all expected to report initial data in 1H 2023

Cash and investments of $237.8 million expected to fund current operating plan into 2H 2024

SOUTH SAN FRANCISCO and SAN DIEGO, CA – Aug. 11, 2022 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter ended June 30, 2022.

“We are well positioned with a highly differentiated and diverse pipeline of oncology candidates, a strong cash position and multiple, key upcoming clinical readouts,” said Jacob M. Chacko, MD, chief executive officer. “As we head into the second half of 2022, we continue to execute on our programs and anticipate three initial data readouts from our three ongoing studies of ORIC-533, ORIC-114 and ORIC-944 in the first half of 2023.”

Second Quarter 2022 and Other Recent Highlights

Preclinical Data Presented at AACR: In April 2022, at the American Association for Cancer Research (AACR) Annual Meeting, ORIC disclosed new preclinical data in three poster presentations and one oral presentation from our ORIC-533 and ORIC-114 programs, as well as a newly disclosed PLK4 inhibitor program.

Anticipated Program Milestones

ORIC anticipates the following upcoming milestones:

•
ORIC-533 (oral CD73 inhibitor): Initial Phase 1b data in 1H 2023
•
ORIC-114 (brain penetrant EGFR/HER2 exon 20 inhibitor): Initial Phase 1b data in 1H 2023
•
ORIC-944 (allosteric PRC2 inhibitor): Initial Phase 1b data in 1H 2023

Second Quarter 2022 Financial Results

•
Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $237.8 million as of June 30, 2022, which the company expects will fund its current operating plan into the second half of 2024.

•
R&D Expenses: Research and development (R&D) expenses were $13.8 million for the three months ended June 30, 2022, compared to $15.5 million for the same period in 2021. The decrease was primarily driven by a net decrease in external expenses of $2.4 million related to lower ORIC-101 costs due to the discontinuation of the program and lower ORIC-533 manufacturing costs, offset by higher personnel costs, including non-cash stock-based compensation of $0.3 million. For the six months ended June 30, 2022, R&D expenses were $30.7 million, compared to $27.2 million for the same period of 2021. The increase was primarily driven by a net increase of external expenses related to the advancement of ORIC-533, ORIC-114, ORIC-944 and our other product candidates as well as higher personnel costs, including non-cash stock-based compensation of $0.8 million.

•
G&A Expenses: General and administrative (G&A) expenses were $6.9 million for the three months ended June 30, 2022, compared to $5.5 million for the same period in 2021. For the six months ended June 30, 2022, G&A expenses were $13.3 million compared to $10.4 million for the same period of 2021. The increases were primarily due to higher personnel costs, including non-cash compensation of $0.6 million and $1.3 million for the three and six months ended June 30, 2022, as compared to the same periods in 2021, respectively.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, being developed for multiple myeloma, (2) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers, and (3) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer. Beyond these three product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding ORIC’s development plans and timelines; the potential advantages of ORIC’s product candidates and programs; plans underlying ORIC’s clinical trials and development; the expected timing of reporting initial data from the ORIC-533, ORIC-114 and ORIC-944 clinical trials; plans underlying any of ORIC’s other programs; ORIC’s anticipated milestones; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-533, ORIC-114, ORIC-944 or any other product candidates to differ from preclinical, interim, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license agreements; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2022, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$227,064	$236,979
Prepaid expenses and other current assets	6,462	3,543
Total current assets	233,526	240,522

Long-term investments	10,772	43,386
Property and equipment, net	3,005	2,413
Other assets	12,381	12,321
Total assets	$259,684	$298,642

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,093	$1,886
Accrued liabilities	10,381	13,265
Total current liabilities	12,474	15,151

Other long-term liabilities	10,340	10,515
Total liabilities	22,814	25,666

Total stockholders' equity	236,870	272,976
Total liabilities and stockholders' equity	$259,684	$298,642

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$13,834	$15,517	$30,662	$27,214
General and administrative	6,862	5,540	13,292	10,396
Total operating expenses	20,696	21,057	43,954	37,610
Loss from operations	(20,696)	(21,057)	(43,954)	(37,610)

Other income:
Interest income, net	409	33	508	77
Other	—	15	—	15
Total other income	409	48	508	92
Net loss	$(20,287)	$(21,009)	$(43,446)	$(37,518)
Other comprehensive (loss) income:
Unrealized (loss) gain on investments	(429)	(14)	(1,128)	34
Comprehensive loss	$(20,716)	$(21,023)	$(44,574)	$(37,484)
Net loss per share, basic and diluted	$(0.51)	$(0.57)	$(1.10)	$(1.02)
Weighted-average shares outstanding, basic and diluted	39,481,628	36,701,836	39,456,812	36,690,824